Exhibit T3F

RAGHSA S.A.

CROSS REFERENCE SHEET

Reconciliation and tie between Trust Indenture Act of 1939, as amended

and

Indenture, dated as of [•], 2020.

Trust Indenture Act Section		Indenture Section

310	(a)(1)	6.9
	(a)(2)	6.9
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	6.9
	(b)	6.4/6.10

311	(a)	6.7
	(b)	6.7

312	(a)	7.6/7.7
	(b)	7.6/7.7
	(c)	7.7

313	(a)	7.8
	(b)(1)	7.8
	(b)(2)	7.8
	(c)	7.8
	(d)	7.8

314	(a)	3.8
	(b)	N/A
	(c)(1)	12.6
	(c)(2)	12.6
	(c)(3)	12.6
	(d)	N/A
	(e)	12.6
	(f)	N/A

315	(a)	6.1(b)
	(b)	5.13
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.14

316	(a)(1)(A)	5.10
	(a)(1)(B)	5.11
	(a)(2)	N/A
	(b)	5.8
	(c)	7.5(f)

317	(a)(1)	5.3
	(a)(2)	5.3
	(b)	2.4

318	(a)	12.1

N/A means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.